Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-98325, 333-120561, 333-161376, and 333-177980 on Form S-8 of our reports dated March 12, 2015, relating to the financial statements and financial statement schedule of Communications Systems, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP
March 12, 2015
Minneapolis, Minnesota

67